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                                                              EXHIBIT 23(a)







     INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated August 13, 1993, appearing in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. and Subsidiaries for the year ended June 30, 1993, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




     DELOITTE & TOUCHE
     New York, New York
     March 16, 1994